Exhibit 99.1

Annaly’s Board Names Kevin Keyes CEO Effective September 30, 2015

Wellington Denahan Will Remain as Chairman of the Board and Also Serve as Executive Chairman

NEW YORK--(BUSINESS WIRE)--July 20, 2015--Annaly Capital Management, Inc. (NYSE: NLY) (Annaly or the Company) announced today that its Board of Directors has appointed Kevin Keyes as its Chief Executive Officer. Mr. Keyes will also retain the title of President. Wellington Denahan, Annaly’s co-founder, Chairman and Chief Executive Officer, will remain Chairman of the Board of Directors and will also serve as Executive Chairman of the Company focusing on strategic and capital allocation decisions.

Ms. Denahan remarked: “I’m very proud to have co-founded a company that has grown to become the largest mortgage REIT in the world while delivering competitive returns through a wide range of market conditions. I look forward to continuing to work with Kevin and the team as we navigate the opportunities ahead. Kevin began working with Annaly more than a decade ago and we were very fortunate to have him join the Company a few years later. He has been hugely instrumental in helping shape the Company for the future and has the leadership ability and broad experience to drive Annaly’s success in the years ahead.”

“The Board of Directors is pleased to name Kevin as Annaly’s CEO,” said Jonathan Green, Annaly’s Lead Director. “Kevin is a proven leader who will enable us to take advantage of the Company’s numerous growth opportunities in the evolving market landscape. We also look forward to Wellington’s continuing contributions to the Board and the Company as Executive Chairman.”

Kevin Keyes commented: “Nearly 20 years ago, Wellington and Mike Farrell had the vision and leadership to create this phenomenal Company. I’ve been very fortunate to both advise and work closely with each of them and have admired Wellington’s leadership during the challenging and rewarding times over the past few years. I know the opportunity that lies ahead for Annaly is enormous and I am honored and energized to lead along with Wellington going forward. We have further developed and expanded the Annaly investment teams over the past few years and are now more prepared than ever to capitalize on our targeted options for growth in the industry today.”

About Annaly

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

Other Information

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with the businesses of our subsidiaries, including the investment advisory business of a wholly-owned subsidiary and the broker-dealer business of a wholly-owned subsidiary. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 888-8Annaly
www.annaly.com